Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE:ARI

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS AND DECLARES

A $0.40 PER COMMON SHARE QUARTERLY DIVIDEND

New York, NY, May 1, 2013 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

•

Generated $17.1 million of net interest income from the Company’s $688 million investment portfolio, which had a current weighted average underwritten internal rate of return (“IRR”) of approximately 12.9% and a levered weighted average underwritten IRR of approximately 14.2% at March 31, 2013;

•	Closed three loan transactions totaling $103 million;

•	Received a $2.5 million yield maintenance payment in connection with the repayment of two mezzanine loans totaling $50 million;

•	Amended the Company’s repurchase facility with JPMorgan Chase Bank, N.A. (the “JPMorgan Facility”) to extend the term for two years;

•	Amended the Company’s master repurchase agreement with Wells Fargo Bank, N.A. (the “Wells Facility”) to reduce the interest rate on commercial mortgage backed securities (“CMBS”) borrowings; and

•	Completed an underwritten public offering of 8,805,000 shares of common stock at a price of $16.90 per share, raising net proceeds of $148.4 million.

“ARI experienced a strong start in 2013 from both a capital deployment and a capital formation perspective,” said Stuart Rothstein, Chief Executive Officer of the Company. “The Company continues to identify compelling, value-added investment opportunities with attractive risk-adjusted returns and our investment pipeline is robust. Importantly, the credit quality of ARI’s existing portfolio remains stable. We are actively engaged in deploying the equity from the first quarter capital raise into new commercial real estate debt investments that will expand and diversify ARI’s portfolio.”

First Quarter 2013 Operating Results

The Company reported Operating Earnings (a non-GAAP financial measure as defined below) of $12.0 million, or $0.39 per share, for the three months ended March 31, 2013, as compared to Operating Earnings of $8.8 million, or $0.42 per share, for the three months ended March 31, 2012. Net income available to common stockholders for the three months ended March 31, 2013 was $10.1 million, or $0.33 per share, as compared to net income available to common stockholders of $9.1 million, or $0.43 per share, for the three months ended March 31, 2012.

First Quarter Investment and Portfolio Activity

New Investments – During the first quarter of 2013, ARI closed three transactions totaling $103 million. The transactions include the following:

•

$60 million mezzanine loan commitment ($49 million of which has been funded) secured by a pledge of preferred equity interests in the owner of a to-be-developed 352,624 net saleable square foot, 57-story, 146-unit condominium tower located in the TriBeCa neighborhood of New York City. When fully funded and based upon the current rate and pricing of presales of units, the Company’s loan basis is expected to represent an underwritten loan-to-net sellout of approximately 48%. The mezzanine loan has been underwritten to generate an IRR of approximately 16%;

•

$18 million mezzanine loan secured by a pledge of the equity interests in the owner of two buildings in midtown Manhattan. The buildings contain a total of 181,637 rentable square feet that is being converted into 215 multifamily rental units. The mezzanine loan has an appraised loan to value (“LTV”) of approximately 60% and has been underwritten to generate an IRR of approximately 13%; and

•

$25 million mezzanine loan secured by a pledge of the equity interests in the owner of a portfolio of four hotels totaling 1,231 keys located in Rochester, Minnesota. The mezzanine loan has an appraised LTV of approximately 69% and has been underwritten to generate an IRR of approximately 12%.

Repayment of Investments – During the first quarter, ARI received principal repayment from the following investments:

•	The repurchase agreement secured by CDO bonds was repaid in full. Upon the repayment, the Company realized a 17% IRR on this investment; and

•

Two mezzanine loans totaling $50 million secured by a portfolio of retail shopping centers located throughout the United States were fully repaid. In connection with the repayment, the Company received a yield maintenance payment totaling $2.5 million. Including the yield maintenance payment, the Company realized a 15% IRR on this mezzanine loan investment.

Amendment to JP Morgan Facility – In February 2013, the Company amended its JPMorgan Facility to extend the term for two years (one year initial term with a 364 day extension option, at ARI’s option). Pricing on the JPMorgan Facility will remain at LIBOR+2.5% and ARI paid a 0.5% extension fee for the first year and will pay a 0.25% extension fee for the second year if the Company elects to exercise the extension option. The Company primarily uses the JPMorgan Facility to finance ARI’s first mortgage loan investments.

Amendment to Wells Facility – In February 2013, the Company amended its Wells Facility to reduce the interest rate as follows: (i.) with respect to the outstanding borrowings used to provide financing for the AAA CMBS, the interest rate was reduced to LIBOR+1.05% from LIBOR+1.25% - 1.50% (depending on the collateral pledged); and (ii.) with respect to the outstanding borrowings used to provide financing for the Hilton CMBS, the interest rate was reduced to LIBOR+1.75% from LIBOR+2.35%. In addition, the maturity date of the Wells Facility with respect to the outstanding borrowings used to provide financing for the AAA CMBS was extended to March 2014.

Corporate Governance – In February 2013, the Board of Directors appointed Megan Gaul as Chief Financial Officer, Secretary and Treasurer of the Company, effective April 1, 2013. Ms. Gaul assumed these titles from Mr. Rothstein, who held these titles in addition to his existing titles of Chief Executive Officer and President. Ms. Gaul previously served as the Controller of the Manager, a position she has held since she joined Apollo Global Management, the indirect owner of the Manager, in 2009.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at March 31, 2013 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at cost	Current Weighted Average IRR (1)	Levered Weighted Average IRR(2)
First mortgage loans	$142,833	10.6%	$3	2.7%	$142,830	10.9%	15.7%
Subordinate loans	286,569	12.9	—	—	286,569	13.6	13.6
CMBS – AAA	188,824	4.6	164,204	1.4	24,620	16.2	16.2
CMBS – Hilton	69,912	5.5	47,737	2.0	22,175	12.5	12.5

Total	$688,138	9.4%	$211,944	1.5%	$476,194	12.9%	14.2%

(1)	The IRRs for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager. They are calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but do assume that extension options are exercised and that the cost of borrowings and derivative instruments under the Wells Facility remain constant over the remaining terms and extension terms under the facility. The calculation also assumes extension options on the Wells Facility with respect to the Hilton CMBS are exercised. With respect to the mezzanine loan for the New York City multifamily condominium conversion that closed in December 2012 and the mezzanine loan for the New York City condominium construction that closed in January 2013, the IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, as well as assuming no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance the actual IRRs will equal the underwritten IRRs shown in the table and elsewhere in this press release. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

(2)	Substantially all of the Company’s borrowings under the JPMorgan Facility were repaid upon the closing of the Company’s Series A Preferred Stock offering in August 2012. The Company’s ability to achieve its underwritten levered weighted average IRR with regard to its portfolio of first mortgage loans is additionally dependent upon the Company re-borrowing approximately $53,000 under the JPMorgan Facility or any replacement facility. Without such re-borrowing, the levered weighted average IRRs will be as indicated in the current weighted average IRR column above.

Book Value

The Company’s GAAP book value per share at March 31, 2013 was $16.41 as compared to $16.43 at December 31, 2012. For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at March 31, 2013 was approximately $11.1 million greater than the carrying value of the Company’s investment portfolio as of the same date. This represents a premium of $0.30 per share over the Company’s GAAP book value as of March 31, 2013, and results in an estimated market value per share of approximately $16.71.

Subsequent Events

Dividend – The Board of Directors declared a dividend of $0.40 per share of common stock, which is payable on July 12, 2013 to common stockholders of record on June 28, 2013. This is the twelfth consecutive quarter the Company has paid a $0.40 per common share dividend.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding) and (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders. The table provided below reconciles Operating Earnings to net income available to common stockholders.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share with net income available to common stockholders and net income available to common stockholders per share for the three months ended March 31, 2013 ($ amounts in thousands):

	Three Months Ended March 31, 2013	Earnings Per Share (Diluted)	Three Months Ended March 31, 2012	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$10,072	$0.33	$9,093	$0.43
Adjustments:
Unrealized (gain)/loss on securities	1,080	0.04	(1,385)	(0.06)
Unrealized (gain)/loss on derivative instruments	(72)	—	5	—
Equity-based compensation expense	883	0.02	1,083	0.05

Total adjustments:	1,891	0.06	(297)	(0.01)

Operating Earnings	$11,963	$0.39	$8,796	$0.42

Basic and diluted weighted average Common shares outstanding:	30,105,939		20,966,426

Teleconference Details:

Members of the public who are interested in participating in the Company’s first quarter 2013 earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 10:00 a.m. on Thursday, May 2, 2013 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 32713157). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Thursday, May 2, 2013, and ending at midnight on Thursday, May 9, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 32713157.

Webcast

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call also will be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial mortgage real estate investment trust that primarily originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $113 billion of assets under management at December 31, 2012.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of it’s capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	March 31, 2013	December 31, 2012
Assets:
Cash	$225,723	$108,619
Securities available-for-sale, at estimated fair value	64,216	67,079
Securities, at estimated fair value	198,457	211,809
Commercial mortgage loans, held for investment	142,833	142,921
Subordinate loans, held for investment	286,569	246,246
Repurchase agreements, held for investment	—	6,598
Interest receivable	4,475	4,277
Deferred financing costs, net	1,239	678
Other assets	—	203

Total Assets	$923,512	$788,430

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$211,944	$225,158
Derivative instruments, net	83	155
Accounts payable and accrued expenses	1,524	1,265
Payable to related party	2,160	2,037
Dividends payable	16,616	12,891

Total Liabilities	232,327	241,506

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 3,450,000 shares issued and outstanding in 2013 and 2012	35	35
Common stock, $0.01 par value, 450,000,000 shares authorized, 36,869,106 and 28,044,106 shares issued and outstanding in 2013 and 2012, respectively	369	280
Additional paid-in-capital	695,266	546,065
Retained Earnings	(4,297)	574
Accumulated other comprehensive income (loss)	(188)	(30)

Total Stockholders’ Equity	691,185	546,924

Total Liabilities and Stockholders’ Equity	$923,512	$788,430

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended March 31, 2013	Three months ended March 31, 2012
Net interest income:
Interest income from securities	$3,087	$5,323
Interest income from commercial mortgage loans	3,592	2,234
Interest income from subordinate loans	11,454	5,313
Interest income from repurchase agreements	2	1,559
Interest expense	(1,068)	(3,242)

Net interest income	17,067	11,187

Operating expenses:
General and administrative expenses (includes $883 and $1,083 of non-cash stock based compensation in 2013 and 2012, respectively)	(1,895)	(2,036)
Management fees to related party	(2,160)	(1,289)

Total operating expenses	(4,055)	(3,325)
Interest income from cash balances	—	1
Realized gain on sale of securities	—	262
Unrealized gain/(loss) on securities	(1,080)	1,385
Gain (loss) on derivative instruments (includes $72 and $(5) of unrealized gains (losses) in 2013 and 2012, respectively)	—	(417)

Net income	11,932	9,093

Preferred dividends	(1,860)	—

Net income available to common stockholders	$10,072	$9,093

Basic and diluted net income per share of common stock	$0.33	$0.43

Basic and diluted weighted average shares of common stock outstanding	30,105,939	20,966,426

Dividend declared per share of common stock	$0.40	$0.40